Exhibit 99.1

GEN Restaurant Group, Inc. Announces Third Quarter 2024 Financial Results

Cerritos, CA, November 12, 2024 - GEN Restaurant Group, Inc. (“GEN” or the “Company”) (Nasdaq: GENK), owner of GEN Korean BBQ, a fast-growing casual dining concept with an extensive menu and signature “grill at your table” experience, is announcing financial results for the third quarter ended September 30, 2024.

Third Quarter 2024 Financial and Recent Operational Highlights

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Opened one new location during the third quarter and two more locations in October 2024.
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Launched GEN Korean BBQ gift cards at participating Costco locations, which are within five miles of most of the Company’s regions across the U.S.
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Total revenue increased 7.8% to $49.1 million compared to the third quarter of 2023.
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Maintained restaurant-level adjusted EBITDA(1) margin above 18% of revenue.
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Adjusted EBITDA(1) was $3.4 million and 7.0% of revenue inclusive of pre-opening expense of approximately $1.8 million.
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Net income was $0.2 million or $0.01 per diluted share of Class A common stock.
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Adjusted net income(1) was $0.9 million or $0.03 per diluted share of Class A common stock.
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Cash and cash equivalents at September 30, 2024 was $22.1 million.
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The Company is maintaining its expectation to open a total of 10 to 11 new locations in 2024.

(1) Adjusted EBITDA, restaurant-level adjusted EBITDA, and adjusted net income are non-GAAP measures. For reconciliations of adjusted EBITDA, restaurant-level adjusted EBITDA, and adjusted net income to the most directly comparable GAAP measure see the accompanying financial tables. For definitions and a discussion of why we consider them useful, see “Non-GAAP Measures” below.

Management Commentary

“Our third quarter results reflect GEN's commitment to maintaining robust operational performance as we prepared our organization for a slate of new openings to close out the year,” said David Kim, Co-Chief Executive Officer of GEN. “We delivered an 8% increase year-over-year in total revenue with restaurant-level adjusted EBITDA margin above 18%, reflecting strong performance across our new restaurants. Furthermore, our premium menu is continuing to gain traction as we drive up-selling at the restaurant level. We also launched GEN gift cards at Costco, which have been selling exceptionally well, demonstrating the heightened demand for not only Korean BBQ but also the high-quality value we provide consumers.

“As we approach the end of 2024, our focus remains on executing our growth strategy while providing unparalleled customer value. With the addition of our three most recently opened restaurants, we remain on pace to reach our goal of opening a total of 10 to 11 new locations in 2024 and generating restaurant-level adjusted EBITDA margin of approximately 18%. Backed by over $22 million in cash and cash equivalents, we’re confident we can achieve our expansion and operational goals that will drive sustained growth and profitability, ensuring long-term value creation for our shareholders as we continue to scale GEN Korean BBQ into new markets.”

Third Quarter 2024 Financial Results

Total revenue increased 7.8% to $49.1 million in the third quarter of 2024 compared to $45.6 million in the third quarter of 2023. Comparable restaurant sales decreased 9.6% in the third quarter of 2024 compared to the same period last year.

Total restaurant operating expenses (excluding pre-opening expenses) as a percentage of revenue increased 80 basis points to 85.4% in the third quarter of 2024 from 84.6% in the third quarter of 2023. The year-over-year and quarter-over-quarter changes as a percentage of revenue are primarily driven by the following:

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Cost of goods sold decreased by 50 basis points compared to the third quarter of 2023 and 150 basis points sequentially compared to the second quarter of 2024, largely due to the Company’s focus on controlling food costs.
•
Payroll and benefits decreased 120 basis points compared to the third quarter of 2023.
•
Occupancy costs increased 10 basis points compared to the third quarter of 2023, largely due to new restaurant openings over the last twelve months.
•
Other operating costs increased by 160 basis points compared to the third quarter of 2023.
•
Depreciation and amortization increased 80 basis points compared to the third quarter of 2023 and 30 basis points compared to the second quarter of 2024.
•
Restaurant pre-opening expenses increased to $1.8 million for the third quarter of 2024 from $0.7 million in the third quarter of 2023 and $1.6 million in the second quarter of 2024 due to a higher number of new restaurant openings in progress compared to the year ago period.

General and administrative expenses increased to $4.5 million, or 9.1% as a percentage of total revenue, excluding non-cash stock compensation expense, for the third quarter of 2024, largely due to additional personnel required for new restaurant development as well as increased insurance costs related to the Company’s growth.

Net income was $0.2 million or $0.01 per diluted share of Class A common stock for the third quarter of 2024 compared to $2.6 million or $0.08 per diluted share of Class A common stock in the third quarter of 2023. The decrease was primarily due to increased expenses for new restaurant development. Adjusted net income, which represents net income plus non-cash stock-based compensation, was $0.9 million or $0.03 per diluted share of Class A common stock for the third quarter of 2024.

Adjusted EBITDA was $3.4 million or 7.0% of revenue, inclusive of pre-opening expense of approximately $1.8 million for the third quarter of 2024, compared to $5.0 million or 11.0% of revenue, inclusive of pre-opening expenses of $0.7 million in the prior year period.

As of September 30, 2024, the Company had $22.1 million in cash and cash equivalents compared to $29.2 million at June 30, 2024, the decline is primarily due to internally financing new restaurant openings, which are continuing to generate positive free cash flow. The Company continues to operate with no long-term debt, aside from approximately $4.4 million in government-funded EIDL loans.

Non-GAAP Measures

Restaurant-level adjusted EBITDA represents income (loss) from operations plus adjustments to add-back the following expenses: depreciation and amortization, pre-opening costs, general and administrative expenses, related party consulting fees, management fees and non-cash lease expense. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted EBITDA represents net income (loss) before net interest expense, income taxes, depreciation and amortization, and consulting fees paid to a related party and we also exclude non-recurring items, such as stock-based compensation expense, gain on extinguishment of debt, and Restaurant Revitalization Fund, or RRF, grants, employee retention credits, litigation accruals, aborted deferred IPO costs written off, non-cash lease expenses and non-cash lease expense related to pre-opening costs. Management believes that restaurant-level adjusted EBITDA is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Adjusted net income represents net income plus non-cash stock-based compensation. Management believes that adjusted net income is useful to investors because this measure highlights trends in our core business that may not otherwise be apparent to investors when relying solely on GAAP financial measures and enabling investors to more effectively compare the Company’s performance to prior and future periods.

Conference Call

GEN will conduct a conference call today at 5:00 p.m. Eastern time to discuss its results for the third quarter ended September 30, 2024.

David Kim, Co-Chief Executive Officer, and Tom Croal, Chief Financial Officer, will host the conference call, followed by a question-and-answer session.

Date: Tuesday, November 12, 2024

Time: 5:00 p.m. Eastern time (2:00 p.m. Pacific time)

Toll-free dial-in number: 1-844-825-9789

International dial-in number: 1-412-317-5180

Conference ID: 10193281

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the investor relations section of the Company’s website at www.genkoreanbbq.com.

A telephonic replay of the conference call will also be available after 8:00 p.m. Eastern Time on the same day through November 19, 2024.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 10193281

About GEN Restaurant Group, Inc.

GEN Korean BBQ is one of the largest Asian casual dining restaurant concepts in the United States. Founded in 2011 by two Korean immigrants in Los Angeles, the brand has now grown to 43 company-owned locations where guests serve as their own chefs, preparing meals on embedded grills in the center of each table. The extensive menu consists of traditional Korean and Korean-American food, including high-quality meats, poultry, seafood and mixed vegetables. With its unique culinary experience alongside its modern décor and lively atmosphere, GEN Korean BBQ delivers an engaging and interactive dining experience that appeals to a vast segment of the population. For more information, visit GenKoreanBBQ.com and follow the brand on Facebook and Instagram.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements may be identified by the use of words such as “believe,” “intend,” “expect”, “will,” “may”, and other similar words or expressions that predict or indicate future events. All statements that are not statements of historical fact are forward-looking statements, including any statements regarding our strategy, future operations, and growth prospects, any statements regarding future economic conditions or performance, any statements of belief or expectation, and any statements of assumptions underlying any of the foregoing or other future events. Forward-looking statements are based on current information available at the time the statements are made and on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Additional factors or events that could cause actual results to differ may also emerge from time to time, and it is not possible for the Company to predict all of them. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and in our subsequent filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov, for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Investor Relations Contact:

Cody Slach and Cody Cree

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

Media Relations Contact:

Zach Kadletz and Anna Rutter

Gateway Group, Inc.

1-949-574-3860

GENK@gateway-grp.com

GEN RESTAURANT GROUP

Condensed Consolidated Income Statements

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
	(unaudited)		(unaudited)
Revenue	$49,105	$45,564	$153,726	$135,899
Restaurant operating expenses:
Food cost	15,442	14,523	50,110	43,614
Payroll and benefits	14,977	14,444	47,491	42,419
Occupancy expenses	4,116	3,772	12,799	10,876
Operating expenses	5,728	4,582	16,185	13,007
Depreciation and amortization	1,695	1,232	4,938	3,476
Pre-opening costs	1,807	723	5,354	2,123
Total restaurant operating expenses	43,765	39,276	136,877	115,515
General and administrative	5,221	3,802	14,952	7,815
Consulting fees - related party	—	—	—	2,325
Management fees	—	—	—	1,176
Depreciation and amortization - corporate	31	21	89	58
Total costs and expenses	49,017	43,099	151,918	126,889
Income from operations	88	2,465	1,808	9,010
Employee retention credits	—	—	200	2,483
Other income (loss)	—	—	—	(7)
Gain on remeasurement of previously held interest	—	—	3,402	—
Interest income (expense), net	196	190	734	(206)
Equity in income (loss) of equity method investee	—	53	(17)	520
Net income before income taxes	284	2,708	6,127	11,800
Provision for income taxes	(115)	(74)	(198)	(171)
Net income	169	2,634	5,929	11,629
Less: Net income attributable to noncontrolling interest	144	2,297	5,133	3,198
Net income attributable to GEN Restaurant Group, Inc.	25	337	796	8,431

Net income attributable to Class A common stock per share - basic and diluted (1)	$25	337	$796	348

Weighted-average shares of Class A common stock outstanding - basic (1)	4,861	4,140	4,585	4,140
Weighted-average shares of Class A common stock outstanding - diluted (2)	4,861	4,140	4,585	4,140

Net income per share of Class A common stock - basic	$0.01	$0.08	$0.17	$0.08
Net income per share of Class A common stock - diluted	$0.01	$0.08	$0.17	$0.08

(1) (2) Basic and diluted net income per share of Class A common stock is presented only for the period after the Company’s organization transactions.

GEN RESTAURANT GROUP

Selected Balance Sheet Data and Selected Operating Data

(in thousands, except restaurants and percentages; unaudited)

	For the period ending
	September 30, 2024	December 31, 2023

Selected Balance Sheet Data:
Cash and cash equivalents	$22,053	$32,631
Total assets	$225,706	$183,870
Total liabilities	$177,739	$146,352
Total Stockholders' equity	$46,468	$36,018

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Selected Operating Data
Restaurants at end of period	41	34	41	34
Comparable restaurant sales performance	-9.6%	-1.2%	-5.7%	n/a
Net income	$169	$2,634	$5,929	$11,629
Net income margin	0.3%	5.8%	3.9%	8.6%

Adjusted EBITDA	$3,436	$5,012	$14,678	$17,207
Adjusted EBITDA margin	7.0%	11.0%	9.5%	12.7%

Income from operations	$88	$2,465	$1,808	$9,010
Income from operations margin	0.2%	5.4%	1.2%	6.6%

Restaurant level Adjusted EBITDA	8,961	8,387	27,636	26,286
Restaurant level Adjusted EBITDA margin	18.2%	18.4%	18.0%	19.3%

GEN RESTAURANT GROUP

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023

EBITDA:
Net income	$169	$2,634	$5,929	$11,629
Net Income Margin	0.3%	5.8%	3.9%	8.6%
Interest income (expense), net	(196)	(190)	(734)	206
Provision for income taxes	115	74	198	171
Depreciation and amortization	1,726	1,253	5,027	3,534
EBITDA	$1,814	$3,771	$10,420	$15,540
EBITDA Margin	3.7%	8.3%	6.8%	11.4%

Adjustments to EBITDA:
EBITDA	$1,814	$3,771	$10,420	$15,540
Stock-based compensation expense (1)	734	759	2,252	759
Consulting fees - related party (2)	—	—	—	2,325
Employee retention credits (3)	—	—	(200)	(2,483)
Non-cash lease expense (4)	119	144	495	303
Non-cash lease expense related to pre-opening costs (5)	769	338	1,711	763
Adjusted EBITDA	$3,436	$5,012	$14,678	$17,207
Adjusted EBITDA Margin	7.0%	11.0%	9.5%	12.7%

Reconciliation of Income from Operations to Restaurant-level Adjusted EBITDA

(in thousands, except percentages; unaudited)

	Three months ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023

Income from Operations	$88	$2,465	$1,808	$9,010
Income Margin from Operations	0.2%	5.4%	1.2%	6.6%
Depreciation and amortization	1,726	1,253	5,027	3,534
Pre-opening costs	1,807	723	5,354	2,123
General and administrative	5,221	3,802	14,952	7,815
Consulting fees - related party	—	—	—	2,325
Management Fees	—	—	—	1,176
Non-cash lease expense	119	144	495	303
Restaurant-Level Adjusted EBITDA	$8,961	$8,387	$27,636	$26,286
Restaurant-Level Adjusted EBITDA Margin	18.2%	18.4%	18.0%	19.3%

(1) Stock-based compensation expense: During the three and nine months ended September 30, 2024, we incurred expenses related to the granting of Restricted Stock Units (“RSUs”) to employees.

(2) Consulting fees—related party: These costs ended following the completion of the IPO.

(3) Employee retention credits: These are refundable credits recognized under the provisions of the CARES Act.

(4) Non-cash lease expense: This reflects the extent to which lease expense is greater than or less than contractual rent.

(5) Non-cash lease expense related to pre-opening costs: This reflects cost for stores in development in which the lease expense is greater than the contractual rent.